Exhibit 10.50

Protein Design Labs, Inc.

Retiree Health Care Plan

Effective June 1, 2003

TABLE OF CONTENTS

SECTION I – ESTABLISHMENT AND PURPOSE

1.1	Establishment and Purpose
1.2	Exclusive Purpose
1.3	Effective Date
1.4	Plan Year

SECTION II - ELIGIBILITY

2.1	Eligibility
2.2	Participation
2.3	Contribution Requirements
2.4	Cessation of Participation
2.5	Extended Benefits
2.6	Newly Acquired Dependents
2.7	Special Enrollment
2.8	Qualified Medical Child Support Orders

SECTION III - BENEFITS

3.1	Benefits Provided
3.2	Changes in Benefits
3.3	Health Plan Defined
3.4	Amendment and Termination
3.5	Newborns’ and Mothers’ Health Protection Act of 1996
3.6	The Federal “Women’s Health & Cancer Rights Act of 1998” Requires Coverage of Treatment Related to Mastectomy

SECTION IV – ADMINISTRATION OF THE PLAN

4.1	Plan Sponsor and Plan Administrator
4.2	Named Fiduciary
4.3	Appointment of the Plan Administrator
4.4	Powers and Responsibilities
4.5	Allocation of Duties and Responsibilities
4.6	Benefits Provided
4.7	Expenses

SECTION V – HEALTH CLAIM PROCEDURES

5.1	Health Claims
5.2	When Health Claims Must Be Filed
5.3	Timing of Claim Decisions

5.4	Claims Appeal Procedure
5.5	Timing of an Appeal
5.6	Timing of Notification of Benefit Determination on Review
5.7	Requirements for Medicaid
5.8	Privacy of Information

SECTION VI – GENERAL PROVISIONS

6.1	Nonguarantee of Employment
6.2	Mailing Notices
6.3	Submitting Notices
6.4	Non-Assignability
6.5	No Guarantee of Tax Consequences
6.6	COBRA Applicability
6.7	Governing Law
6.8	Gender and Number
6.9	Official Document
6.10	Amendment or Modification
6.11	Plan Termination

APPENDIX A

APPENDIX B

SECTION I - ESTABLISHMENT AND PURPOSE

1.1                               Establishment and Purpose

Protein Design Labs, Inc. (PDL), hereby establishes the Protein Design Labs, Inc. Retiree Health Care Plan (Plan) for certain eligible former employees of PDL and their eligible dependents.  It is the intention of PDL that this Plan qualify as an accident and health plan within the meaning of Section 105 of the Internal Revenue Code (Code) and, to the extent the benefits provided under the Plan are not discriminatory, that they be eligible for exclusion from gross income under the Code.

1.2                               Exclusive Purpose

The exclusive purpose of this Plan is to provide health-related benefits described herein for the eligible former employees of PDL and their eligible family members.  No expenses payable under this Plan will be payable under any other benefit plan of PDL.

1.3                               Effective Date

The original effective date of the Plan is June 1, 2003

1.4                               Plan Year

The Plan Year is December 1 through November 30 of the following calendar year.

SECTION II - ELIGIBILITY

2.1                               Retiree Eligibility

All officers with at least ten full years of service and who were eligible to participate as employees in the PDL sponsored health plans made available to the active employees of PDL, who elect to retire under the terms of the then current PDL retirement requirements, shall become participants in the plan on the later of the Effective Date of the Plan or, upon their date of retirement.

2.2                               Eligible Dependents

For purposes of this Plan, eligible dependents shall include only those persons who meet the PDL sponsored health plan definition of dependents for purposes of the plan in which the employee participated on the day before his/her date of retirement.

2.3                               Contribution Requirements

In the event that PDL requires contributions toward the cost of this Plan, coverage under this plan shall not take effect for persons for whom contributions are required, until such time as the contribution requirements are met. Contributions, if any, are described in Appendix A of this Plan.

2.4                               Cessation of Participation

Eligibility under this Plan shall terminate upon the earliest of:

a)                                      the retiree meets the age requirements for benefits under Title XVIII of Social Security Act (commonly known as Medicare);

b)                                     the date the retiree dies, except as provided for under section 2.5 of this Plan;

c)                                      the date the retiree becomes covered under another group health plan;

d)                                     the date required contributions cease to be paid; and,

e)                                      the date the spouse or dependent of the retiree ceases to meet the eligibility requirements under the PDL Health Plan.

2.5                               Survivor Benefits

In the event the retiree dies prior to meeting the age requirements for benefits under Medicare, dependents covered under this Plan on the retiree’s date of death shall remain eligible for extended benefits under this Plan under the same terms and conditions as applied on the date of the retiree’s death. In the event that PDL changes the terms and conditions of this Plan, such changes shall apply to surviving eligible dependents.

2.6                               Newly Acquired Dependents

In the event the retiree acquires dependents while covered under this Plan, and said dependents meet the eligibility requirements specified in the PDL Health Plan, these newly acquired dependents shall become eligible to participate subject to the provisions of Section 2.7 of this Plan. Dependents (including spouses) acquired by a surviving spouse shall not be eligible to participate in this Plan.

2.7                               Special Enrollment

Subject to the special open enrollment periods of Section 9801 (f) of the Code, a covered retiree who acquires a dependent as a result of marriage, birth, adoption or placement for adoption, may be able to enroll dependents, provided that the retiree requests enrollment within 30 days after the marriage, birth, adoption, or placement for adoption. If the retiree fails to complete the enrollment process on a timely basis, the dependents may be required to wait until the group’s next open enrollment to obtain coverage the dependents also may be subject to additional limitations on the coverage available at that time.

2.8                               Qualified Medical Child Support Orders

This Plan will also provide benefits as required by any qualified medical child support order, as defined in ERISA Section 609(a), and provide benefits to dependent children placed with participants or beneficiaries for adoption under the same terms and conditions as apply in the case of dependent children who are natural children of participants or beneficiaries, in accordance with ERISA Section 609(c).  The Plan will provide a copy of its written procedures to plan participants upon request.

SECTION III - BENEFITS

3.1                               Benefits Provided

A participant, who meets the eligibility requirements of Section 2 of this Plan, shall be eligible to participate in the PDL retiree Health Plan. The Benefits under this Plan shall be identical to those provided under the health plans available to the eligible active employees of PDL.

3.2                               Changes in Benefits

In the event that PDL changes the benefits under its health plans, all such changes in benefits shall apply to this Plan as of the effective date of the changes to the health plans available to the eligible active employees of PDL.

3.3                               Health Plan Defined

For purposes of this Plan, the term health plan shall include the PDL medical and dental plans available to the eligible active employees of PDL.

3.4                               Amendment and Termination

In the event that PDL amends or terminates this Plan, this Plan will reimburse participants for any benefits payable for expenses incurred prior to the date of such amendment, modification or termination.

3.5                               Newborns’ and Mothers’ Health Protection Act of 1996

Group health plans and health insurance issuers generally may not, under federal law, restrict benefits for any hospital length of stay in connection with childbirth for the mother or newborn child to less than 48 hours following vaginal delivery, or less than 96 hours following a cesarean section. However, Federal law generally does not prohibit the mother’s or newborn’s attending provider, after consulting with the mother, from discharging the mother or her newborn earlier than 48 hours (or 96 hours as applicable). In any case plans and issuers may not, under Federal law, require that a provider obtain authorization from the plan or the issuer for prescribing a length of stay not in excess of 48 hours (or 96 hours).

3.6                               The Federal “Women’s Health and Cancer Rights Act of 1988” requires coverage of treatment related to mastectomy.

If a participant is eligible for mastectomy benefits under this coverage and elects breast reconstruction in connection with such mastectomy, the participant is also covered for the following:

1.                                       Reconstruction of the breast on which mastectomy has been performed;

2.                                       Surgery and reconstruction on the other breast to produce a symmetrical appearance;

3.                                       Prostheses; and,

4.                                       Treatment for physical complications of all stages of mastectomy, including lymphademas.

Coverage for reconstructive breast surgery may not be denied or reduced on the grounds that it is cosmetic in nature or that it otherwise does not meet the coverage definition of “medically necessary”. Benefits will be provided on the same basis as for any other illness or injury under the relevant health plan.

SECTION IV - ADMINISTRATION OF THE PLAN

4.1                               Administration of the Plan

PDL is the Plan Sponsor and Plan Administrator as defined by ERISA.

PDL shall have the duty and authority to interpret and construe the Plan with regard to all questions of eligibility, the status and rights of any person under the Plan, and the manner, time, and amount of payment of any benefits under the Plan. Each Employee shall, from time to time, upon request of PDL, furnish to PDL such data and information as PDL shall require in the performance of its duties under the Plan.

PDL may adopt such rules and procedures, as it deems desirable for the administration of the Plan, provided that any such rules and procedures shall be consistent with provisions of the Plan and ERISA.

PDL shall discharge its duties with respect to the Plan (i) solely in the interest of persons eligible to receive benefits under the Plan, (ii) for the exclusive purpose of providing benefits to persons eligible to receive benefits under the Plan and of defraying reasonable expenses of administering the Plan and (iii) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character with like aims.

4.2                               Named Fiduciary

Pursuant to ERISA Section 402 (a) (1), PDL is named fiduciary of the Protein Design Labs, Inc.  Retiree Health Plan.

4.3                               Appointment of the Plan Administrator

PDL shall designate the Plan Administrator who shall administer PDL’s Plan. Such Plan Administrator may consist of an individual, a committee of two or more individuals, whether or not, in either such case, the individual or any of such individuals are Employees of PDL, a consulting firm or other independent agent, or PDL itself.  The Plan Administrator shall be charged with the full power and the responsibility for administering the Plan in all its details.  If no Plan Administrator has been appointed by PDL, or if the person designated as Plan Administrator by PDL is not available to serve as such for any reason, PDL shall be deemed to be the Plan Administrator.  The Plan Administrator may be removed by PDL, or may resign by giving notice in writing to PDL, and in the event of the removal, resignation, death or termination of service by the Plan Administrator, PDL shall, as soon as practicable, appoint a successor Plan Administrator, such successor thereafter to have all of the rights, privileges, duties and obligations of the predecessor Plan Administrator.

4.4                               Powers and Responsibilities

(a)                                  Administration of the Plan The Plan Administrator shall have all powers necessary to administer this Plan, including the power to construe and interpret the Plan documents; to decide all questions relating to an Employee’s eligibility to participate in the Plan; to determine the amount, manner, and timing of any payment of benefits or change in accordance with Section 5 of the Plan; and to appoint or employ advisors, including legal counsel, to render advice with respect to any of the Plan Administrator’s responsibilities under the Plan.  Any construction, interpretation, or application of the Plan by the Plan Administrator shall be final, conclusive and binding.  All actions by the Plan Administrator shall be taken pursuant to uniform standards applied to all persons similarly situated.  The Plan Administrator shall have no power to add to, subtract from or modify any of the terms of the Plan, or to add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan.

(b)                                  Records and Reports The Plan Administrator shall be responsible for maintaining sufficient records to reflect the compensation of each Participant for purposes of determining the amount of compensation of each Participant under the Plan.  The Plan Administrator shall be responsible for submitting all required reports and notifications relating to the Plan to Participants or their Beneficiaries, the Internal Revenue Service and the Department of Labor.

(c)                                  Rules and Decisions The Plan Administrator may adopt such rules as it deems necessary, desirable or appropriate in the administration of the Plan.  All rules and decisions of the Plan Administrator shall be applied uniformly and consistently to all Employees and Participants in similar circumstances.  When making a determination or calculation, the Plan Administrator may rely upon all such information so finished, including the Participant’s, former Participant’s or Beneficiary’s current mailing address.

4.5                               Allocation of Duties and Responsibilities

The Plan Administrator may by written or instrument designate persons other than the Plan Administrator to carry out any of its duties or responsibilities under the Plan.  Any such duties or responsibilities thus allocated must be described in the written instrument.  If a person other than an Employee of (PDL) is so designated, such person must acknowledge acceptance of the allocated duties and responsibilities in writing.  All such instruments shall be attached to, and made part of the Plan.

4.6                               Delegation of Authority

PDL also hereby appoints each group insurance policy issuer (issuer) listed in Appendix A as a named fiduciary as defined by ERISA Section 402 (a)(1), with such powers as may be necessary to determine the benefits payable under the insurance policies and resolve all questions pertaining to the applicability of the benefit provisions of the insurance policies.

PDL hereby intends that each Issuer shall be deemed to have compiled with the requirements of ERISA Act Section 503 (claims procedure) in its exercise of its authority unless it has abused its discretion hereunder by acting arbitrarily and capriciously.

4.7                               Expenses

PDL shall pay all expenses authorized and incurred by the Plan Administrator in the administration of the Plan, unless by agreement or common practice the Plan Administrator absorbs such expenses.

SECTION V – HEALTH CLAIM PROCEDURES

The procedures outlined below must be followed by Covered Persons (“claimants”) to obtain payment of health benefits under this Plan.

5.1                               Health Claims

All claims and questions regarding health claims should be directed to the Contract Administrator.  The Plan Administrator shall have final authority for adjudicating all claims and a full review of the decision on such claims in accordance with the following provisions and with the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).  The Plan Administrator has delegated the authority to the Contract Administrator subject to the Plan Administrator’s right to make all final decisions to process claims in accordance with the Plan Document and Summary Plan Description.

Each claimant claiming benefits under the Plan shall be responsible for supplying, at such times and in such manner as the Plan Administrator in its sole discretion may require, written proof that the expenses were incurred or that the benefit is covered under the Plan.  If the Plan Administrator in its sole discretion shall determine that the claimant has not incurred a covered expense or that the benefit is not covered under the Plan, or if the claimant has failed to furnish such proof as is requested, no benefits shall be payable under the Plan.

Under the Plan, there are four types of claims:  Urgent Pre-service, Non-urgent pre-service, Concurrent Care and Post-service.

Pre-service Claims:

A “Pre-service Claim” is a claim for a benefit under the Plan where the Plan conditions receipt of the benefit, in whole or in part, on approval of the benefit in advance of obtaining medical care.

A “Pre-service Urgent Care Claim” is any claim for medical care or treatment with respect to which the application of the time periods for making non-urgent care determinations could seriously jeopardize the life or health of the claimant or the claimant’s ability to regain maximum function, or, in the opinion of a physician with knowledge of the claimant’s medical condition, would subject the claimant to severe pain that cannot be adequately managed without the care or treatment that is the subject of the claim.

It is important to remember that, if a claimant needs medical care for a condition which could seriously jeopardize his life, there is no need to contact the Plan for prior approval. The claimant should obtain such care without delay.

Further, if the Plan does not require the claimant to obtain approval of a medical service prior to getting treatment, then there is no “Pre-service Claim.”  The claimant simply follows the Plan’s procedures with respect to any notice which may be required after receipt of treatment, and files the claim as a Post-service Claim.

Concurrent Claims:

A “Concurrent Claim” arises when the Plan has approved an on-going course of treatment to be provided over a period of time or number of treatments, and either (a) the Plan determines that the course of treatment should be reduced or terminated, or (b) the claimant requests extension of the course of treatment beyond that which the Plan has approved.

If the Plan does not require the claimant to obtain approval of a medical service prior to getting treatment, then there is no need to contact the Plan Administrator to request an extension of a course of treatment.  The claimant simply follows the Plan’s procedures with respect to any notice which may be required after receipt of treatment, and files the claim as a Post-service Claim.

Post-service Claims:

A “Post-service Claim” is a claim for a benefit under the Plan after the services have been rendered.

5.2                               When Health Claims Must Be Filed

Health claims must be filed with the Contract Administrator within 90 days of the date charges for the service were incurred.  Benefits are based upon the Plan’s provisions at the time the charges were incurred.  Charges are considered incurred when treatment or care is given or supplies are provided.  Claims filed later than that date shall be denied, unless it is shown that it was not reasonably possible to file within 90 days, but in no event later than twelve (12 months from the date on which covered charges were incurred.

A Pre-service Claim (including a Concurrent Claim that also is a Pre-service Claim) is considered to be filed when the request for approval of treatment or services is made and received by the Third Party Administrator in accordance with the Plan’s procedures.  However, a Post-service Claim is considered to be filed when the following information is received by the Contract Administrator, together with a Form HCFA or Form UB92:

a.                                       The date of service;

b.                                      The name, address, telephone number and tax identification number of the provider of the services or supplies;

c.                                       The place where the services were rendered;

d.                                      The diagnosis and procedure codes;

e.                                       The amount of charges;

f.                                         The name of the Plan;

g.                                      The name of the covered employee; and

h.                                      The name of the patient.

Upon receipt of this information, the claim will be deemed to be filed with the Plan.  The Contract Administrator will determine if enough information has been submitted to adjudicate the claim.  If not, the Contract Administrator may request more information.  The Contract Administrator must receive the additional information within 45 days (48 hours in the case of Pre-service Urgent Care Claims) from receipt by the claimant of the request for additional information.  Failure to do so may result in claims being declined or benefits reduced.

5.3                               Timing of Claim Decisions

The Plan Administrator shall notify the claimant, in accordance with the provisions set forth below, of a denial (and, in the case of Pre-service Claims and Concurrent Claims, of decisions that a claim is payable in full) within the following timeframes:

Pre-service Urgent Care Claims:

a.                                       If the claimant has provided all of the necessary information, as soon as possible, taking into account the medical exigencies, but not later than 72 hours after receipt of the claim.

b.                                      If the claimant has not provided all of the information needed to process the claim, then the claimant will be notified as to what specific information is needed as soon as possible, but not later than 24 hours after receipt of the claim.  The claimant will be notified of a determination of benefits as soon as possible, but not later than 48 hours, taking into account the medical exigencies, after the earliest of (i) the Plan’s receipt of the specified information, or (ii) the end of the period afforded the claimant to provide the information.

Pre-service Non-urgent Care Claims:

a.                                       If the claimant has provided all of the information needed to process the claim, in a reasonable period of time appropriate to the medical circumstances, but not later than 15 days after receipt of the claim, unless an extension has been requested, then prior to the end of the 15-day extension period.

b.                                      If the claimant has not provided all of the information needed to process the claim, then the claimant will be notified as to what specific information is needed as soon as possible, but not later than 5 days after receipt of the claim.  The claimant will be notified of a determination of benefits in a reasonable period of time appropriate to the medical circumstances, either prior to the end of the extension period (if additional information was requested during the initial processing period), or by the date agreed to by the Plan Administrator and the claimant (if additional information was requested during the extension period).

Concurrent Claims:

a.                                       Plan Notice of Reduction or Termination.  If the Plan Administrator is notifying the claimant of a reduction or termination of a course of treatment (other than by Plan amendment or termination), before the end of such period of time or number of treatments.  The claimant will be notified sufficiently in advance of the reduction or termination to allow the claimant to appeal and obtain a determination on review of that adverse benefit determination before the benefit is reduced or terminated.

b.                                      Request by Claimant Involving Urgent Care.  If the Plan Administrator receives a request from a claimant to extend the course of treatment beyond the period of time or number of treatments that is a claim involving Urgent Care, as soon as possible, taking into account the medical exigencies, but not later than 24 hours after receipt of the claim, as long as the claimant makes the request at least 24 hours prior to the expiration of the prescribed period of time or number of treatments.   If the claimant submits the request with less than 24 hours prior to the expiration of the prescribed period of time or number of treatments, the request will be treated as a claim involving Urgent Care and decided within the Urgent Care timeframe.

c.                                       Request by Claimant Involving Non-urgent Care.  If the Plan Administrator receives a request from the claimant to extend the course of treatment beyond the period of time or number of treatments that is a claim not involving Urgent Care, the request will be treated as a new benefit claim and decided within the timeframe appropriate to the type of claim (either as a Pre-service Non-urgent Claim or a Post-service Claim).

Post-service Claims:

a.                                       If the claimant has provided all of the information needed to process the claim, in a reasonable period of time, but not later than 30 days after receipt of the claim, unless an extension has been requested, then prior to the end of the 15-day extension period.

b.                                      If the claimant has not provided all of the information needed to process the claim and additional information is requested during the initial processing period, then the claimant will be notified of a determination of benefits prior to the end of the extension period, unless additional information is requested during the extension period, then the claimant will be notified of the determination by a date agreed to by the Plan Administrator and the claimant.

Extensions – Pre-service Urgent Care Claims.

No extensions are available in connection with Pre-service Urgent Care Claims.

Extensions – Pre-service Non-urgent Care Claims.

This period may be extended by the Plan for up to 15 days, provided that the Plan Administrator both determines that such an extension is necessary due to matters beyond the control of the Plan and notifies the claimant, prior to the expiration of the initial 15-day processing period, of the circumstances requiring the extension of time and the date by which the Plan expects to render a decision.

Extensions – Post-service Claims.

This period may be extended by the Plan for up to 15 days, provided that the Plan Administrator both determines that such an extension is necessary due to matters beyond the control of the Plan and notifies the claimant, prior to the expiration of the initial 30-day processing period, of the circumstances requiring the extension of time and the date by which the Plan expects to render a decision.

Calculating Time Periods.

The period of time within which a benefit determination is required to be made shall begin at the time a claim is deemed to be filed in accordance with the procedures of the Plan.

5.4                               Claims Appeal Procedure

Nature of Denial

The notice of a denial of a claim shall be written in a manner calculated to be understood by you and shall set forth:

a.                                       The specific reason for the denial;

b.                                      Specific references to the pertinent Plan provisions on which the denial is based;

c.                                       A description of any additional material or information necessary for the claimant to perfect the claim and an explanation as to why such information is necessary; and,

d.                                      An explanation of the Plan’s claims procedures.

5.5                               Timing of an Appeal

Pre-Service Claims:  Special Rule

For Pre-service Urgent Care Claims, if the claimant chooses to orally appeal, claimant may telephone the Senior Manager of Human Resources at 510-574-1400.  To file an appeal in writing, the claimant’s appeal must be addressed as follows and faxed to the following number: 510-574-1447.

All Other Claims

Within 180 days after the receipt of the above material, the claimant shall have a reasonable opportunity to appeal the claim denial to the Plan Administrator through the Contract Administrator for a full and fair review.  The claimant or his duly authorized representative may:

a.                                       Request a review upon written notice to the Contract Administrator;

b.                                      Review pertinent documents; and,

c.                                       Submit issues and comments in writing.

5.6                               Timing of Notification of Benefit Determination on Review

The Plan Administrator shall notify the claimant of the Plan’s benefit determination on review within the following timeframes:

Pre-service Urgent Care Claims:  As soon as possible, taking into account the medical exigencies, but not later than 72 hours after receipt of the appeal.

Pre-service Non-urgent Care Claims:  Within a reasonable period of time appropriate to the medical circumstances, but not later than 30 days after receipt of the appeal.

Concurrent Claims:  The response will be made in the appropriate time period based upon the type of claim – Pre-service Urgent, Pre-service Non-urgent or Post-service.

Post-service Claims:  Within a reasonable period of time, but not later than 60 days after receipt of the appeal.

Calculating Time Periods.  The period of time within which the Plan’s determination is required to be made shall begin at the time an appeal is filed in accordance with the procedures of this Plan, without regard to whether all information necessary to make the determination accompanies the filing.

The decision of the Plan Administrator through the Contract Administrator, shall be written and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, with specific references to the pertinent Plan provisions on which the decision is based.  Should you receive an adverse determination of the appeal, you have the right to file a second appeal.  The second appeal must be filed no later than 30 days from the date indicated on the response letter to the first appeal. The timing of response to the second appeal shall be made in accordance with the same time guidelines as those outlined for the first appeal.

5.7                               Requirements for Medicaid

To the extend required by Section 609 of ERISA with respect to group health plans, effective August 10, 1993, payment of benefits with respect to a Participant will be made in accordance with any assignment of rights made by or on behalf of such Participant as required by a state plan of medical assistance approved under Title XIX of the Social Security Act pursuant to Section 1912(a)(1)(A) of such Act (as in effect on the date of enactment of the Omnibus Budget Reconciliation Act of 1993). In enrolling a Participant or in determining or making any payments for benefits for benefits to or on behalf of the Participant, the fact that such Participant is eligible for or is provided medical assistance under a state plan for medical assistance under Title XIX of the Social Security Act will not be taken into account for purposes of this Plan. To the extent that payment has been made under a state plan for medical assistance approved under Title XIX of the Social Security Act in any case in which the Plan, after applying the Plan’s claims filing deadlines and other general procedures, has a legal liability to make payments for items or services constituting such assistance, payment for benefits under the Plan will be made in accordance with any state law which provides that the state has acquired the rights of the Participant to such payment for such items or services.

5.8                               Privacy of Information

In the administration of this Retiree Health Care Plan, Protein Design Labs, Inc. may be required to use or disclose protected information for purposes of paying or causing to be paid benefits under this Plan. PDL has established the following policy regarding the use and disclosure of protected information. PDL hereby agrees to:

•                                          Not use or disclose information other than as permitted or required by the plan document or by law;

•                                          Ensure that any agents to whom it provides protected information agrees to the same restrictions and conditions that apply to the plan sponsor;

•                                          Not use or disclose the information for employment-related actions and decisions or in connection with any other benefit or employee benefit plan of the plan sponsor;

•                                          Report to the group health plan any use or disclosure inconsistent with plan provisions;

•                                          Make protected information available as required under other privacy rule provisions;

•                                          Make internal practices and records regarding protected information available to the HHS Secretary; and,

•                                          Where feasible, return or destroy all protected information received from the group health plan when no longer needed for the purpose for which disclosure was made.

SECTION VI - GENERAL PROVISIONS

6.1                               Nonguarantee of Employment

Nothing contained in This Plan shall be construed as a contract of employment between PDL and any Employee, or as a right of any Employee to be continued in the employment of PDL, or as a limitation of the right of PDL to discharge any of its Employees, with or without cause.

6.2                               Mailing Notices

Notices, accountings and reports required to be given by the Plan Administrator may be given by the Plan Administrator by personal delivery or by mail addressed to the party involved at the last address of such party recorded on the general address files of the plan Administrator.  If given by mail, the date of mailing shall be deemed to be the date as of which the same was given or furnished to the addressee.  Any notice required under the plan may be waived in writing by the person entitled to such notice.

6.3                               Submitting Notices

All notices, designations and elections of Participants shall be submitted to the Plan Administrator on forms and to the address specified by the Plan Administrator.

6.4                               Non-Assignability

It is a condition of the Plan, and all rights of each person eligible to receive benefits under the Plan shall be subject thereto, that no right or interest of any such person in the Plan shall be assignable or transferable in whole or in part, either directly or by operation of law or otherwise, including, but not by way of limitation, exclusion, levy, garnishment, attachment, pledge, or bankruptcy, but excluding devolution by death or mental incompetence, and no right or interest of any such person in the Plan shall be liable from, or subject to, any obligation or liability of such person, including claims for alimony or the support of any spouse.

6.5                               No Guarantee of Tax Consequences

Neither the Administrator nor (PDL) makes any commitment or guarantee that any amounts paid to or for the benefit of a Participant under the Plan will be excludible from the Participant’s gross income for federal or state tax nor that any other favorable tax treatment will apply to or be available to any Participant with respect to such amounts.  It shall be the obligation of each Participant to determine whether each payment under this Plan is excludible from the Participant’s gross income for federal and state tax purposes, and to notify the Administrator if the Participant has reason to believe that any such payment is not so excludible.

6.6                               COBRA Applicability

Under certain circumstances, this Plan may be subject to the continuation of health care provisions of Section 4980B of the Code as amended.

6.7                               Governing Law

The Plan is intended to constitute an accident and health plan with the meaning of Section 105 of the Code.  To the extent not preempted by ERISA, this Plan shall be construed in accordance with the Code and the laws of the State of California.

6.8                               Gender and Number

Whenever used in the Plan, words in the masculine gender shall include masculine or feminine gender, and unless the context otherwise requires, word in the singular shall include the plural, and words in the plural shall include the singular.

6.9                               Official Document

This contains all of the operative provisions of this Plan.  Any conflict between the provisions of this document and any other document purporting to explain the rights, benefits, or obligations of the parties hereunder shall be resolved in favor of This Plan document.  In the event that a tribunal of competent jurisdiction shall determine in a final judgment or decree that one or more of the provisions of this Plan is invalid due to the provisions of applicable law, this Plan shall be interpreted as if the invalid language had been stricken from its provisions and the remainder of the Plan document continued in full force and effect.

6.10                        Amendment or Modification

The Plan may at any time and from time to time be amended or modified by written instrument duly adopted by PDL. Other provisions of this Plan notwithstanding, this Plan may be amended or modified only with regard to the eligibility requirements contained in Section II, paragraphs 2.1 through 2.8 of this Plan document or in such other manner as required by law to maintain the status of the Plan under the Internal Revenue Code or such other applicable federal law.  Any such amendment, or modification shall become effective on such date as PDL shall determine. No such amendment or modification, shall deprive any Participant of any benefits payable for expenses incurred prior to the date of such amendment or modification.

6.11                        Plan Termination

Protein Design Labs, Inc. and any successor to PDL may terminate this Plan at any time in the future for any reason, but only with regard to employees who are not Participants in the Plan at the time of its termination. In the event of Plan termination, the plan will remain in effect and subject to modification until such time as all participants in the Plan at the time of its termination have ceased participation pursuant to the provisions of Section 2.4 of this Plan.

IN WITNESS WHEREOF, the duly authorized representative of PDL has executed this Plan this           day of                              , 20     ,on behalf of Protein Design Labs, Inc. to evidence the adoption of the Plan as set forth herein.

By:

Title:

APPENDIX A

Eligibility

It is agreed that any termination of the employment relationship between Dr. Laurence Korn and PDL, other than for “Cause”, as such term is defined in Section 7(a) of that certain Special Compensation and Continued Employment Agreement dated May 1, 2002 by and between PDL and Dr. Korn, or as a result of Dr. Korn’s death, shall be deemed a retirement under the plan.

APPENDIX B

Protein Design Labs, Inc., Retiree Health Care Plan

1.                                      Effective Date

This Plan shall take effect on June 1, 2003.

2.                                      Benefits

The applicable benefits and coverage options provided under this Plan are set forth in the Summary Description for each of PDL’s health and dental plan options available to the active employees of PDL. The availability of coverage options will be determined by PDL from time to time. A Participant who elects coverage under an applicable plan option will receive the benefits provided by that plan.

3.                                      Source of Benefits

Benefits under any health plan whether insured or self insured will be provided and paid solely by the Policy Issuer and pursuant to the terms the insurance policy or service contract. PDL neither guarantees nor has any responsibility for the quality of the health care or services provided or arranged by a Policy Issuer, nor the level of benefits provided under any insurance policy or service contract.

4.                                      Policy Issuers

Issuers	Policy Numbers	Coverage

California Physician’s Service	NH 0017	Medical Care (HMO)

California Physician’s Service	086455	Medical Care (PPO)

Delta Dental Plan of California	7396	Dental Care

Kaiser Permanente	38513	Medical Care

5.                                      Monthly Contributions

	Retiree	Dependents

Retiree Health Plan	none	25% of premium for dependents